UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2015

TRI Pointe Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	61-1763235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 438-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Approval of Amendment of the 2013 Long-Term Incentive Plan

On August 7, 2015, the Company’s Board of Directors approved Amendment No. 4 to the Company’s 2013 Long-Term Incentive Plan (the “2013 LTIP”).  Amendment No. 4 to the 2013 LTIP imposes certain limitations on awards made under the 2013 LTIP to Non-Employee Directors (as defined in the 2013 LTIP).  The maximum amount of options, SARs, Stock Awards (including a Bonus Stock Award) or Performance Awards that may be granted during a single calendar year to any one Non-Employee Director shall be in the aggregate $300,000 as determined by the Fair Market Value of the shares of Common Stock underlying such options, SARs, Stock Awards or Performance Awards on the applicable grant dates~~.~~

A description of the material terms of the 2013 LTIP, as amended, was included in the Company’s definitive Proxy Statement, dated May 20, 2014 (the “2014 Proxy Statement”), filed with the Securities and Exchange Commission on May 20, 2014, under the caption “PROPOSAL No. 2 – Amendment To The 2013 Long-Term Incentive Plan,” beginning on page 230 of the 2014 Proxy Statement, which description is incorporated herein by reference.  A copy of Amendment No. 4 to the 2013 LTIP is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed herewith:

10.1	Amendment No. 4 to TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 13, 2015

TRI Pointe Group, Inc.

By	/s/ Bradley W. Blank
Bradley W. Blank, Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title or Description

10.1	Amendment No. 4 to TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan.